Chesapeake Funding LLC
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (Dollars in thousands)


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

                                                                                                                      Period from
                                                                                                                     June 24, 1999
                                                                                                                      (inception)
                                                 Six Months Ended                         Year ended                    through
                                                     June 30,                            December 31,                 December 31,
                                            ------------------------       --------------------------------------     ------------
                                              2003            2002           2002          2001           2000           1999
                                            --------        --------       ---------     ---------      ---------     ------------

Earnings available to cover fixed charges:
Income before income taxes                  $ 36,253        $ 45,007       $  84,646     $  97,793      $  82,130      $  36,412
Plus: Fixed charges                           26,777          31,370       $  63,831       115,722        172,764         71,776
Earnings available to cover fixed charges   $ 63,030        $ 76,377       $ 148,477     $ 213,515      $ 254,894      $ 108,188


Fixed charges:
Interest expense                            $ 26,777        $ 31,370       $  63,831     $  115,722     $ 172,764      $  71,776
Total fixed charges                         $ 26,777        $ 31,370       $  63,831     $  115,722     $ 172,764      $  71,776

Ratio of earnings to fixed charges             2.35x           2.43x           2.33x          1.85x         1.48x          1.51x
                                            ========        ========       =========     ==========     =========      =========

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